Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Anthony M. Sanfilippo, Carlos A. Ruisanchez, and John A. Godfrey, and each of them, severally, as his or her attorney-in-fact and agent, with full power of substitution and resubstitution, in his or her name and on his or her behalf, to sign in any and all capacities such person holds on behalf of Pinnacle Entertainment, Inc. and/or any of its subsidiaries, the Registration Statement on Form S-3 to which this power of attorney is filed as an exhibit (the “Registration Statement”), including specifically, but without limiting the generality of the foregoing, power and authority to sign, in the name and on behalf of the undersigned, the Registration Statement, and any and all amendments (including post-effective amendments) and exhibits to the Registration Statement, any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and any and all amendments (including post-effective amendments) and exhibits thereto, and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this power of attorney has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anthony M. Sanfilippo Anthony M. Sanfilippo	Chief Executive Officer and Director (Principal Executive Officer)	February 9, 2015

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 9, 2015

/s/ Stephen C. Comer Stephen C. Comer	Director	February 9, 2015

/s/ Richard J. Goeglein Richard J. Goeglein	Director	February 9, 2015

/s/ Bruce A. Leslie Bruce A. Leslie	Director	February 9, 2015

/s/ James L. Martineau James L. Martineau	Chairman of the Board and Director	February 9, 2015

/s/ Jaynie Miller Studenmund Jaynie Miller Studenmund	Director	February 9, 2015

/s/ Desiree Rogers Desiree Rogers	Director	February 9, 2015